UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 3, 2004
Date of Report (Date of earliest event reported)

EXABYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2108 55th Street
Boulder, Colorado 80301
(Address of principal executive offices)

(303) 442-4333
Registrant's telephone number, including area code

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

On April 30, 2004, Exabyte Corporation (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") pursuant to which the Company issued and sold to the purchasers in a private placement (the "Purchasers") (a) 25,000 shares of Series AA Preferred Stock of the Company (the "Series AA Shares"); and (b) warrants to purchase in the aggregate 7.5 million shares of Common Stock. The Company received in the aggregate gross proceeds of $25 million from this financing on May 3, 2004. Participants in the financing include a group of institutional investors and Exabyte shareholders.

The Series AA shares were priced at $1,000 per share and are convertible into 1,000 Common shares at $1 per share. The warrants to purchase Common shares expire after five years and carry an exercise price of $1.00 per Common share. The conversion and exercise prices are subject to certain anti-dilution adjustments.

In conjunction with the sale of Series AA Shares, the Company also entered into Exchange Agreements with all of the then existing holders of the Company's Series H and Series I preferred stock, pursuant to which such holders exchanged their preferred shares for Series AA Shares and warrants. The Series H preferred shares were converted into Series AA Shares on a one share for one share basis. The Series I preferred shares were converted as follows: one Series AA Share for each share of Common Stock the Series I holder would have received upon conversion, including the accrual of all dividends on the Series I shares through December 31, 2004. Under the Exchange Agreements, the Company issued a total of 19,909.063 Series AA Shares and warrants to purchase 5,972,712 shares of Common Stock. These warrants have the same terms as those issued to the Purchasers.

Capitalized words used but not defined herein have the meanings ascribed in the Certificate of Designation of the Series AA Shares, attached hereto as Exhibit 4.1. The description in this Report of the Series AA Shares and the transactions is qualified entirely by reference to the transaction documents attached as exhibits, which are incorporated herein by reference. Stockholders desiring a more complete understanding of these securities and the transaction are urged to review all of the attached exhibits.

Dividends

Holders of Series AA Shares are entitled to receive cumulative dividends on the Series AA Shares at the rate per share of 5% per annum until the fourth anniversary of the Original Issue Date, 8% per annum from the fourth anniversary of the Original Issue Date until the fifth anniversary of the Original Issue Date, 10% per annum from the fifth anniversary of the Original Issue Date until the sixth anniversary of the Original Issue Date and 12% per annum thereafter, payable quarterly and on any Conversion Date or redemption date as described in the Certificate of Designation. The first dividend payment date is September 1, 2004.

The Company is required to pay dividends in cash or Common Stock depending on whether funds are legally and contractually available for the payment of dividends and certain Equity Conditions are met. For this purpose, Common shares will be valued at 90% or 80% (depending on certain Equity Conditions) of the average of the volume weighted average price (or "VWAP") for the 20 days immediately prior to the Dividend Payment Date. If funds are not legally and contractually available for the payment of dividends and the applicable Equity Conditions have not been met or waived, then each holder may decide whether to have such dividends accrue to the next Dividend Payment Date or to have them accreted to the outstanding Stated Value.

Forced Conversion and Conversion Limitations

Upon the market price of the Company's shares achieving specified levels and compliance with other requirements, the Company has the right to force holders of Series AA Shares to convert their shares into Common Stock, except that, if a holder has voluntarily elected to limit his beneficial ownership amount, the Company may not force a conversion. Provisions which allow the Company to continue to effect a forced conversion against such limited holders are detailed in the Certificate of Designation.

Voting Rights

Unless otherwise required by law, the Series AA Shares have no voting rights. However, so long as any Series AA Shares are outstanding, the Company may not, without the affirmative vote of each of the holders of Series AA Shares holding at least 1,000 Series AA Shares then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series AA Shares or alter or amend the Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to or otherwise pari passu with the Series AA Shares, (c) amend the Company's certificate of incorporation or other charter documents so as to affect adversely any rights of the holders of Series AA Shares, (d) increase the authorized number of shares of Series AA Shares, or (e) enter into any agreement with respect to the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of Series AA Shares are entitled to receive out of the assets of the Company for each Series AA Share an amount equal to the Stated Value per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment may be made to the holders of any Junior Securities. If the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed will be distributed among the holders of Series AA Shares ratably.

Redemption

Upon the occurrence of a Triggering Event, holders of the Series AA Shares have the right, exercisable at the sole option of such holder to cause the Company to redeem the Series AA Shares. With respect to certain Triggering Events (all of which are conditional and under the sole control of the Company) the holders may require the Company to redeem all of the Series AA Shares then held by such holder for a redemption price, in cash, equal to the Triggering Redemption Amount. With respect to other Triggering Events the Company has the option to either (A) convert all of the Series AA Shares then held by such holder into a number of shares of Common Stock equal to the Triggering Redemption Amount divided by 80% (except that, if the shares issued are registered for resale and certain other conditions are met, 90%) of the average of the VWAP for the 10 days immediately prior to the date of such election or (B) increase the dividend on all of the outstanding Series AA Shares held by such holder to equal 12% per annum thereafter.

Registration Rights

The Purchasers entered into the Registration Rights Agreement with the Company, attached hereto as Exhibit 10.2, pursuant to which the Company is required to register the Purchaser's Series AA Shares for resale with the Securities and Exchange Commission and maintain such registration until shares are sold or can be freely resold under an applicable SEC rule. The Company must pay liquidated damages if the Registration Statement is not effective by the 150th day following the closing for the sale of the Series AA Shares and upon the occurrence of certain other events.

Private Offering

The issuance of the above-referenced securities was exempt from the registration requirements of the Securities Act of 1933 based upon representations of each of the Purchasers that each was an "accredited investor" (as defined under Rule 501 of Regulation D) and that each was purchasing such securities for their own investment without a present view toward a distribution of such securities. In addition, there was not general advertisement conducted in connection with the sale of the securities.

The Company issued a press release on May 3, 2004 announcing the transaction described above which is also attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits
4.1	Certificate of Designation of Preferences, Rights and Limitations of Series AA Convertible Preferred Stock
4.2	Form of Common Stock Purchase Warrant
4.3	Form of Exchange Agreement executed by holders of Exabyte Corporation Series H Preferred Stock
4.4	Form of Exchange Agreement executed by holders of Exabyte Corporation Series I Preferred Stock
10.1	Securities Purchase Agreement, dated as of April 30, 2004, by and between Exabyte Corporation and each of the Purchasers
10.2	Registration Rights Agreement, dated as of May 3, 2004, by and between Exabyte Corporation and each of the Purchasers
99.1	Press release of Exabyte Corporation, dated May 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EXABYTE CORPORATION
(Registrant)
Date	May 4, 2004	By	/s/ Carroll A. Wallace
Carroll A. Wallace
Chief Financial Officer

INDEX TO EXHIBITS

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series AA Convertible Preferred Stock
4.2	Form of Common Stock Purchase Warrant
4.3	Form of Exchange Agreement executed by holders of Exabyte Corporation Series H Preferred Stock
4.4	Form of Exchange Agreement executed by holders of Exabyte Corporation Series I Preferred Stock
10.1	Securities Purchase Agreement, dated as of April 30, 2004, by and between Exabyte Corporation and each of the Purchasers
10.2	Registration Rights Agreement, dated as of May 3, 2004, by and between Exabyte Corporation and each of the Purchasers
99.1	Press release of Exabyte Corporation, dated May 3, 2004